[MULTIPLIER] 1

                                   EXHIBIT 11

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                              PAB BANKSHARES, INC.
                              --------------------

                                                         THREE MONTHS ENDED
                                                              MARCH 31,
                                                      -------------------------
                                                         1998           1997
                                                      __________     __________
                                                      ----------     ----------
Basic Earnings Per Share:
-------------------------
  Average shares outstanding                           5,657,884      5,639,240
                                                      ==========     ==========
Diluted Earnings Per Share:
---------------------------
  Average shares outstanding                           5,567,884      5,639,240
                                                      ----------     ----------
  Average options outstanding:
    With exercise price of $12.50                        144,000        144,000
    With exercise price of $20.125                       131,500        131,500
    With exercise price of $24.125                        46,500            -0-
                                                      ----------     ----------
  Proceeds from assumed exercise of options
    outstanding                                       $5,568,251      4,446,438
  Average market price per share during the period    $    28.57          21.75
                                                      ----------     ----------

  Assumed shares repurchased                             194,899        204,398
                                                      ----------     ----------

  Common stock equivalents of options outstanding        127,101         71,102
                                                      ----------     ----------

  Average shares outstanding                           5,784,985      5,710,342
                                                      ==========     ==========

Earnings Per Share:
-------------------
  Net Income                                          $1,330,405      1,018,634
                                                      ==========     ==========

  Basic Earnings Per Share                            $      .24            .18
                                                      ==========     ==========

  Diluted Earnings Per Share                          $      .23            .18
                                                      ==========     ==========